UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 18, 2008

DexCom, Inc.

(Exact Name of the Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-51222	33-0857544
(Commission File Number)	(IRS Employer Identification No.)

6340 Sequence Drive, San Diego, CA	92121
(Address of Principal Executive Offices)	(Zip Code)

(858) 200-0200

(Registrant’s Telephone Number, Including Area Code)

5555 Oberlin Drive, San Diego, CA  92121

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(b & e)                                                       On January 18, 2008, Mark Brister, Vice President of Advanced Development Teams, notified DexCom, Inc. (the “Company”) that he will resign effective March 31, 2008.  Mr. Brister entered into a consulting agreement pursuant to which he agreed to remain available to consult with the Company for a period of six months following his resignation (the “Consulting Period”).  Mr. Brister will be paid a lump sum consulting fee equal to six months base salary and will be reimbursed for his COBRA insurance premium during the Consulting Period.  In addition, during the Consulting Period, stock options previously granted to Mr. Brister shall continue to vest according to their terms.

Item 9.01:  Financial Statements and Exhibits.

(d)                           Exhibits

Exhibit Number	Description of Exhibit

99.01	Consulting Agreement dated January 22, 2008 between the Company and Mark Brister.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DEXCOM, INC.

By:	/s/ Steven R. Pacelli
Steven R. Pacelli Senior Vice President of Corporate Affairs

Date: January 23, 2008

Exhibit Index

Exhibit Number	Description of Exhibit

99.01	Consulting Agreement dated January 22, 2008 between the Company and Mark Brister.